EXHIBIT 3.3
                                STATE OF FLORIDA

                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Amendment, filed on May 1, 1997, to Articles of Incorporation for I-VIEW SOFTWARE, INC. which changed its name to GALACTICOMM TECHNOLOGIES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P95000091794.


                                        GIVEN UNDER MY HAND AND THE
                                   GREAT SEAL OF THE STATE OF FLORIDA,
                                    AT TALLAHASSEE, THE CAPITAL, THIS THE
                                        FIRST DAY OF MAY, 1997


[SEAL]                                  /s/ SANDRA B. MORTHAM
CR2E022(2-95)                           -----------------------
                                            Sandra B. Mortham
                                            Secretary of State


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              I-VIEW SOFTWARE, INC.

         1. The name of the Corporation is I-VIEW SOFTWARE, INC. (the
"Company").

         2. Article 1 of the Company's Articles of Incorporation is hereby amended to read as follows:

                          ARTICLE I - NAME AND ADDRESS

    The name, address and principal place of business of this corporation is:

                                         GALACTICOMM TECHNOLOGIES, INC.
                                         4101 S.W. 47 Avenue
                                         Suite 101
                                         Ft. Lauderdale, Florida 33314

         3. This Amendment was approved on April 28, 1997 by the holders of a majority of the Company's issued and outstanding shares of Common Stock, which is the only class of the Company's stock entitled to vote on the Amendment, and the number of votes in favor of the Amendment was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this day of 29th day of April, 1997.

                                              /s/ YANNICK TESSIER
                                              -----------------------
                                                  Yannick Tessier
                                                  President